UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2008

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California  95113
717 Texas Avenue, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 10, 2008, Calpine Corporation (the “Company”) approved the appointment of Jack Fusco as President and Chief Executive Officer of the Company, effective as of August 10, 2008. Mr. Fusco will also serve as a member of the Company’s Board of Directors. Mr. Fusco succeeds Robert P. May, who retired from his position as director and Chief Executive Officer as of the same date. Mr. May, who had served as the Company’s Chief Executive Officer since December 2005, announced earlier this year his intention to retire when his successor was in place.

Mr. Fusco, 46, currently serves as a director of both Foster Wheeler Ltd and Graphic Packaging Holdings Co. and has nearly 25 years of experience in various areas of the power generation industry. Mr. Fusco most recently served as Chairman and Chief Executive Officer of Texas Genco Inc. from July 2004 until the sale of Texas Genco Inc. to NRG Energy, Inc. in 2006. From November 2002 through July 2004, Mr. Fusco worked as an independent consultant. He founded Orion Power Holdings, Inc., in March 1998 and served as its President and Chief Executive Officer from November 1998 until February 2002. Prior to joining Orion Power Holdings, Inc., Mr. Fusco was a Vice President at Goldman Sachs Power, an affiliate of Goldman, Sachs & Co. Prior to joining Goldman Sachs Power, Mr. Fusco was Executive Director of International Development and Operations for Pacific Gas & Electric Company’s non-regulated subsidiary PG&E Enterprises, Inc. In that role, he was responsible for the development and implementation of PG&E’s International Business Strategy and the launching of International Generating Company, an international wholesale power producer. Mr. Fusco holds a B.S. in Mechanical Engineering from California State University, Sacramento.

The following are the significant provisions of the employment agreement Mr. Fusco entered into with the Company (the “Agreement”):

Mr. Fusco’s employment with the Company is for a five-year term. Under the Agreement, Mr. Fusco is entitled to an annual base salary of $1,000,000 and an annual cash target performance bonus equal to 100% of annual base salary, with a maximum annual performance bonus opportunity of 200% of base salary. For fiscal 2008, Mr. Fusco will receive a prorated bonus based on actual achievement of 2008 performance targets, with a guaranteed minimum, as set forth in the Agreement. The after-tax portion of Mr. Fusco’s annual bonus is subject to a three-year clawback provision in the event that he commits a willful and intentional act resulting in a material restatement of the Company’s earnings. In connection with entering into this Agreement, Mr. Fusco will receive a one-time cash bonus of $500,000.

Pursuant to the Agreement, Mr. Fusco also was granted a sign on option (the “Option”) to purchase 5,394,000 shares of common stock of the Company, of which (i) 1,250,000 shares are granted pursuant to the Company’s 2008 Equity Incentive Plan (the “Equity Plan”) and (ii) 4,144,000 shares are granted outside of the Equity Plan, but are subject to the same terms and conditions as are set forth in the Equity Plan. The Option was granted in four tranches of 1,075,000, 1,271,000, 1,435,000, and 1,613,000 shares of Company common stock, with each tranche having a per share exercise price of $15.99, $19.19, $21.59, and $23.99, respectively. The Option has a seven-year term and will vest ratably on the first, second, third, fourth, and fifth anniversaries of the Effective Date. In the event that Mr. Fusco commits a willful and intentional act resulting in a material restatement of the Company’s earnings, the Option will be subject to recoupment by the Company for a period of three years from the relevant vesting date (and any affected portion of the Option that has not been exercised at the end of such three-year period will be forfeited). In addition, the Agreement requires that Mr. Fusco hold shares equal to at least fifty percent of the after-tax proceeds of each Option exercise until he terminates employment with the Company. In the event of a change in control of the Company, the vesting of the Option will immediately accelerate and will be cashed out in accordance with the terms set forth in the Agreement. In the event Mr. Fusco’s employment terminates by reason of disability or death, the Option will vest in full and will remain exercisable for the remainder of the original term. Vesting of the Option also accelerates in the event that Mr. Fusco’s employment with the Company is terminated without “cause” or for “good reason,” in which case the portion of the Option that is scheduled to vest over the thirty-six months immediately following the date of termination will vest and remain exercisable for a period of two years following such date (but in no event beyond the original term), and any remaining portion of the Option will be forfeited as of the date of such termination. If Mr. Fusco is terminated for “cause,” he will forfeit any portion of the Option that is outstanding, whether vested or unvested.

The Agreement provides that in the event Mr. Fusco is terminated by the Company without “cause” or if he resigns for “good reason,” he will be entitled to certain severance payments and benefits, including a prorated bonus for the year in which such termination occurs, a lump sum cash severance payment equal to two times the sum of his base salary and target bonus, continuation of certain health and welfare benefits for a period of two years following the date of termination, and outplacement services for a period of up to twenty-four months following such termination. In the event Mr. Fusco’s employment terminates without “cause” or for “good reason” during the twenty-four month period following a change in control of the Company or within the six-month period following a potential change in control of the Company, Mr. Fusco generally will be entitled to the same payments and benefits as set forth in the preceding sentence, except that the applicable severance multiplier will be three instead of two, and the provision of health and welfare benefits and outplacement services will continue for a period of up to thirty-six months following such termination. Mr. Fusco is also eligible for a gross up payment in the event that any amounts under this Agreement (or any other plan, program, policy or arrangement with the Company) become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Agreement also contains non-solicitation and non-competition restrictive covenants (each of which remain in effect during the term of employment and for 12 months following termination of employment); a non-disparagement clause; and trade secrets, work product, and post-termination cooperation clauses.

To the extent applicable, the Agreement is intended to comply with the provisions of Section 409A of the Code. Notwithstanding the foregoing, in the event that any payments, benefits, or distributions (or any acceleration of any payments, benefits, or distributions) made or provided to Mr. Fusco become subject to the interest and additional tax imposed by Code Section 409A(a)(1)(B), the Company will make a gross up payment to Mr. Fusco on any such amounts.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the employment agreement between the Company and Mr. Fusco, filed herewith as Exhibit 10.1, and the stock option agreement between the Company and Mr. Fusco, filed herewith as Exhibit 10.2, each of which are incorporated herein by reference.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Jack Fusco, dated August 10, 2008.*†

10.2	Non-Qualified Stock Option Agreement between the Company and Jack Fusco, dated August 10, 2008.*†
__________

*      Filed herewith.

†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Zamir Rauf
Zamir Rauf
Interim Executive Vice President and
Interim Chief Financial Officer

Date: August 12, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and Jack Fusco, dated August 10, 2008.*†

10.2	Non-Qualified Stock Option Agreement between the Company and Jack Fusco, dated August 10, 2008.*†
__________

*      Filed herewith.

†	Management contract or compensatory plan or arrangement.